Calculation of Filing Fee Tables
S-3
LTC PROPERTIES INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	457(r)			$ 411,428,257.00	0.0001381	$ 56,818.24
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	2	Equity	Common Stock, par value $0.01 per share	415(a)(6)			$ 88,571,743.00			S-3	333-283158	11/12/2024	$ 13,560.33
			Total Offering Amounts:				$ 500,000,000.00		$ 56,818.24
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 56,818.24
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this prospectus supplement covers an indeterminate number of shares of Common Stock which may be issued with respect to such shares of Common Stock in connection with any stock split, stock dividend, reclassifications or similar transactions.

[2]	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this prospectus supplement include up to $100,000,000 of unsold shares (the "Unsold Shares") of Common Stock previously registered pursuant to a prospectus supplement, filed with the Securities and Exchange Commission (the "SEC") on November 13, 2024 (collectively the "Prior Prospectus Supplement") to the registration statement on Form S-3 (File No. 333-283158), which was filed with the SEC and became automatically effective on November 12, 2024 (the "Registration Statement"). The Registration Statement relates to the offer and sale of Common Stock having an aggregate offering price of up to $500,000,000.00 under the "at-the-market" equity program. In connection with the filing of the Prior Prospectus Supplement, the registrant made a contemporaneous fee payment in the amount of $61,007.00. As of the date of this prospectus supplement, shares of Common Stock having an aggregate offering price of up to $100,000,000.00 were not sold under the Prior Prospectus Supplement, and the registration fee that has already been paid and remains unused with respect to the Unsold Shares will be applied to shares of Common Stock that are being registered pursuant to this prospectus supplement. Pursuant to Rule 415(a)(6), the offering of the Unsold Shares under the Prior Prospectus Supplement will be deemed terminated as of the date hereof.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date